Exhibit 99.2

[Fairfield County Bank Corp.]

Dear Depositor:

Fairfield County Bank Corp., the holding company for Fairfield County Bank, is offering shares of its common stock for sale in a minority stock offering. We are raising capital to support Fairfield County Bank’s future growth.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Fairfield County Bank Corp. common stock on a priority basis, before an offering to the general public, if any. The enclosed prospectus describes the stock offering and the operations of Fairfield County Bank and Fairfield County Bank Corp.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Fairfield County Bank Corp., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery to any full service branch, or by overnight courier to the Fairfield County Bank Corp. Stock Information Center located at 150 Danbury Road, Ridgefield, Connecticut 06877. Your order must be physically received (not postmarked) by Fairfield County Bank Corp. no later than 5:00 p.m., Eastern time, on      day,                  , 2010. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877) 406-9322, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 28 through 12:00 noon Tuesday, June 1, in observance of the Memorial Day Holiday.

Sincerely,

Paul S. McNamara	Gary C. Smith
Chairman of the Board	Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Fairfield County Bank Corp.]

Dear Friend of Fairfield County Bank:

Fairfield County Bank Corp., the holding company for Fairfield County Bank, is offering shares of its common stock for sale in a minority stock offering. We are raising capital to support Fairfield County Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Fairfield County Bank Corp. common stock on a priority basis, before an offering to the general public, if any. The enclosed prospectus describes the stock offering and the operations of Fairfield County Bank and Fairfield County Bank Corp.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Fairfield County Bank Corp., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery to any full service branch, or by overnight courier to the Fairfield County Bank Corp. Stock Information Center located at 150 Danbury Road, Ridgefield, Connecticut 06877. Your order must be physically received (not postmarked) by Fairfield County Bank Corp. no later than 5:00 p.m., Eastern time, on      day,                  , 2010. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877) 406-9322, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 28 through 12:00 noon Tuesday, June 1, in observance of the Memorial Day Holiday.

Sincerely,

Paul S. McNamara	Gary C. Smith
Chairman of the Board	Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Fairfield County Bank Corp.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Fairfield County Bank Corp. We are raising capital to support Fairfield County Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Fairfield County Bank and the proposed stock offering by Fairfield County Bank Corp. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Fairfield County Bank Corp., together with your payment for the shares, by mail using the enclosed postage-paid stock order return envelope, by hand delivery to any full service branch, or by overnight courier to the Fairfield County Bank Corp. Stock Information Center located at 150 Danbury Road, Ridgefield, Connecticut 06877. Your order must be physically received (not postmarked) by Fairfield County Bank Corp. no later than 5:00 p.m., Eastern time, on      day,                  , 2010. Please read the prospectus carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (877) 406-9322, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 28 through 12:00 noon Tuesday, June 1, in observance of the Memorial Day Holiday.

Sincerely,

Paul S. McNamara	Gary C. Smith
Chairman of the Board	Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P]

Dear Customer of Fairfield County Bank:

At the request of Fairfield County Bank and its holding company, Fairfield County Bank Corp., we have enclosed material regarding the offering of shares of common stock by Fairfield County Bank Corp. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Fairfield County Bank Corp.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Fairfield County Bank Corp., by mail using the enclosed postage-paid stock order return envelope, by hand delivery to any full service branch, or by overnight courier to the Fairfield County Bank Corp. Stock Information Center located at 150 Danbury Road, Ridgefield, Connecticut 06877. Your order must be physically received (not postmarked) by Fairfield County Bank Corp. no later than 5:00 p.m., Eastern time, on      day,                  , 2010.

If you have any questions after reading the enclosed material, please call the Stock Information Center at (877) 406-9322, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time and ask for a Sandler O’Neill representative. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 28 through 12:00 noon Tuesday, June 1, in observance of the Memorial Day Holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

Enclosures

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Questions & Answers About the Stock Issuance

Fairfield County Bank Corp.

Questions & Answers

About the Stock Offering

Fairfield County Bank Corp., the holding company for Fairfield County Bank, is offering shares of its common stock for sale in a minority stock offering. We are reorganizing so that Fairfield County Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

Effect on Deposits and Loans

Q.	Will the offering affect any of my deposit accounts or loans?

A.	No. The offering will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rate, of your loans with us will also be unaffected by the offering.

About The Shares of Common Stock

Investment in our shares of common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus, particularly the section entitled “Risk Factors.”

Q.	Who can purchase shares of common stock?

A.	The shares of common stock of Fairfield County Bank Corp. will be offered in the subscription offering in the following order of priority:

1.	Eligible Account Holders - Persons with $50 or more (“qualifying deposits”) on deposit at Fairfield County Bank as of December 31, 2008;

2.	Our employee stock ownership plan;

3.	Supplemental Eligible Account holders - Persons with $50 or more on deposit at Fairfield County Bank as of March 31, 2010, other than our officers, directors and their associates; and

4.	Other Depositors - Depositors of Fairfield County Bank as of , 2010, who are not eligible or supplemental eligible account holders.

Upon completion of the subscription offering, shares of common stock that are not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering, with preference given to natural persons and trusts of natural persons who are residents of Fairfield County, Connecticut and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering,

Q.	Am I guaranteed to receive shares of common stock by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares of common stock being sold. Such an oversubscription would result in shares of common stock being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with Fairfield County Bank be converted into stock?

A.	No. All accounts remain as they were prior to the offering.

Q.	How many shares of common stock are being offered, and at what price?

A.	Fairfield County Bank Corp. is offering for sale up to 5,945,500 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Fairfield County Bank Corp. may increase the maximum and sell up to 6,837,325 shares.

Q.	How much common stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $1,000,000 (100,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $1,000,000 (100,000 shares) of common stock in the offering.

Q.	How do I order shares of common stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Fairfield County Bank Corp. by mail using the enclosed postage-paid stock order return envelope, by hand delivery to any full service branch, or by overnight courier to the Fairfield County Bank Corp. Stock Information Center located at 150 Danbury Road, Ridgefield, Connecticut 06877. Your order must be physically received (not postmarked) by Fairfield County Bank Corp. no later than 5:00 p.m., Eastern time, on day, , 2010.

Q.	How can I pay for my shares of common stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Fairfield County Bank. Checks and money orders must be made payable to Fairfield County Bank Corp. Withdrawals from a deposit account or a certificate of deposit at Fairfield County Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail or bring cash to the Stock Information Center.

Q.	Can I use my Fairfield County Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Fairfield County Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Fairfield County Bank home equity line of credit.

Q.	When is the deadline to subscribe for shares of common stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Fairfield County Bank Corp. no later than 5:00 p.m., Eastern time, on day, , 2010.

Q.	Can I subscribe for shares of common stock using funds in my IRA at Fairfield County Bank?

A.	Federal law does not permit the purchase of common stock with your existing IRA account at Fairfield County Bank. To use such funds to subscribe for shares of common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of such funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares of common stock and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and we will not honor orders known by us to involve the transfer of these rights.

Q.	Can I subscribe for shares of common stock in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for shares of common stock earn interest until the stock offering closes?

A.	Yes. Any payment made by check or money order will earn interest at Fairfield County Bank’s passbook savings rate from the date of receipt to the completion or termination of the stock offering. Depositors who elect to pay for their shares of common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the stock offering.

Q.	Will dividends be paid on the shares of common stock?

A.	Fairfield County Bank Corp. has not yet established a cash dividend policy or determined the amount that may be paid or when payments may begin.

Q.	Will my shares of common stock be covered by deposit insurance?

A.	No.

Q.	Where will the shares of common stock be traded?

A.	Following the completion of the stock offering, our shares of common stock are expected to trade on the Nasdaq Global Market under the symbol “FFBK.”

Q.	Can I change my mind after I place an order to subscribe for shares of common stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Fairfield County Bank Corp.’s prospectus that accompanies this brochure describes the stock offering in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (877) 406-9322, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 28 through 12:00 noon Tuesday, June 1, in observance of the Memorial Day Holiday. Additional material may only be obtained from the Stock Information Center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

[Fairfield County Bank Corp.]

            , 2010

Dear                     :

Fairfield County Bank Corp., the holding company for Fairfield County Bank, is offering shares of common stock in a minority stock offering. We are raising capital to support Fairfield County Bank’s future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on          at     :00     .    .

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our Stock Information Center at (877) 406-9322, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will open on      day,                  th.

Sincerely,

Paul S. McNamara	Gary C. Smith
Chairman of the Board	Chief Executive Officer

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Fairfield County Bank Corp.]

            , 2010

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Fairfield County Bank Corp. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Fairfield County Bank Corp. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

If you have any questions, please call our Stock Information Center at (877) 406-9322.

Fairfield County Bank Corp.

Stock Information Center

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Fairfield County Bank Corp.]

            , 2010

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on             , 2010; this is your stock purchase date. Trading will commence on the Nasdaq Global Market under the symbol “FFBK” on             , 2010.

Thank you for your interest in Fairfield County Bank Corp. Your stock certificate will be mailed to you shortly.

Fairfield County Bank Corp.

Stock Information Center

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

[Fairfield County Bank Corp.]

            , 2010

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Depositors or community friends. If your subscription was paid for by check, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Fairfield County Bank Corp. and hope you become an owner of our stock in the future. The stock has been approved for trading on the Nasdaq Global Market under the symbol “FFBK.”

Fairfield County Bank Corp.

Stock Information Center

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

[Fairfield County Bank Corp.]

            , 2010

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Fairfield County Bank Corp. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box, or deposited into your brokerage account.

On behalf of the Board of Directors, officers and employees of Fairfield County Bank Corp., thank you for your confidence and willingness to share in the future of our organization.

Sincerely,

Paul S. McNamara	Gary C. Smith
Chairman of the Board	Chief Executive Officer

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

[Fairfield County Bank Corp.]

            , 2010

Dear Interested Subscriber:

We regret to inform you that Fairfield County Bank Corp., the holding company for Fairfield County Bank, did not accept your order for shares of Fairfield County Bank Corp. common stock in its community offering. This action is in accordance with our plan of conversion, which gives Fairfield County Bank Corp. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Fairfield County Bank Corp.

Stock Information Center

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

[Fairfield County Bank Corp.]

            , 2010

To Our Friends:

We are enclosing materials in connection with the stock offering by Fairfield County Bank Corp., the holding company for Fairfield County Bank. Fairfield County Bank Corp. is raising capital to support Fairfield County Bank’s future growth.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at     :00 p.m., Eastern time, on      day,                  , 2010. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, Fairfield County Bank Corp., Fairfield County Bank, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Fairfield Logo

An Invitation

To Attend a Community Meeting

Fairfield County Bank Corp. is offering shares of its common stock in connection with Fairfield County, MHC’s minority offering.

4,394,500 – 6,837,325 shares of Fairfield County Bank Corp. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (877) 406-9322, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern time.

This is not an offer to sell or a solicitation of an offer to buy common stock.

The offer is made only by the prospectus.

An Invitation

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our holding company, Fairfield County Bank Corp.

•	Members of senior management will discuss Fairfield County Bank’s operations, past performance and financial history.

•	You will be able to meet one-on-one with Fairfield officers to ask questions.

•	There will be no sales pressure. You will receive Fairfield County Bank Corp. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (877) 406-9322 Monday thru Friday, 10:00 a.m. to 4:00 p.m., Eastern time.

Fairfield Logo

Holding Company for Fairfield County Bank

Community Meetings

Day, Month

Location

Address

City, State Zip Code

Day, Month

Location

Address

City, State Zip Code

Fairfield Logo

Holding Company for Fairfield County Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Fairfield County Bank, MHC, Fairfield County Bank, Fairfield County Bank Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.